                                                                   Exhibit 10.33


                              REINSURANCE AGREEMENT

                                     BETWEEN

                         KEYPORT LIFE INSURANCE COMPANY

                            PROVIDENCE, RHODE ISLAND

                       REFERRED TO AS THE "CEDING COMPANY"

                                       AND

                             RGA REINSURANCE COMPANY

                               ST. LOUIS, MISSOURI

                         REFERRED TO AS THE "REINSURER"



100-192


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                                TABLE OF CONTENTS

                                                                                             PAGE
                                                                                             ----
ARTICLE I                  GENERAL PROVISIONS                                                  2

ARTICLE II                 REINSURANCE PREMIUMS                                                8

ARTICLE III                ALLOWANCE                                                           9

ARTICLE IV                 BENEFIT PAYMENTS                                                    10

ARTICLE V                  RESERVE ADJUSTMENTS                                                12

ARTICLE VI                 EXPENSE AND RISK CHARGE                                            14

ARTICLE VII                EXPERIENCE REFUND                                                  15

ARTICLE VIII               ACCOUNTING AND SETTLEMENTS                                         18

ARTICLE IX                 DURATION AND RECAPTURE                                             22

ARTICLE X                  TERMINAL ACCOUNTING AND SETTLEMENT                                 24

ARTICLE XI                 REPRESENTATIONS                                                    26

ARTICLE XII                ARBITRATION                                                        27

ARTICLE XIII               INSOLVENCY                                                         28

ARTICLE XIV                INTERMEDIARY                                                       29

ARTICLE XV                 EXECUTION AND EFFECTIVE DATE                                       30


SCHEDULE A                 ANNUITIES AND RISKS REINSURED                                      31

SCHEDULE B                 QUARTERLY REPORT OF ACTIVITY AND SETTLEMENTS                       32

SCHEDULE C                 MODIFIED COINSURANCE RESERVE INVESTMENT CREDIT                     34

SCHEDULE D                 SEGREGATED ASSET PORTFOLIO                                         36

SCHEDULE E                 INVESTMENT POLICY                                                  37

SCHEDULE F                 CEDING COMPANY DATA                                                39

                              REINSURANCE AGREEMENT

This Agreement is made and entered into by and between Keyport Life Insurance Company (hereinafter referred to as the "Ceding Company") and RGA Reinsurance Company (hereinafter referred to as the "Reinsurer").

The Ceding Company and the Reinsurer mutually agree to reinsure on the terms and conditions stated herein. This Agreement is an indemnity reinsurance agreement solely between the Ceding Company and the Reinsurer, and performance of the obligations of each party under this Agreement will be rendered solely to the other party. In no instance will anyone other than the Ceding Company or the Reinsurer have any rights under this Agreement, and the Ceding Company will be and remain the only party hereunder that is liable to any insured, policyowner or beneficiary under any annuity reinsured hereunder.

                                    ARTICLE I

                               GENERAL PROVISIONS

1. ANNUITIES AND RISKS REINSURED. The Reinsurer agrees to indemnify the Ceding Company for, and the Ceding Company agrees to reinsure with the Reinsurer, according to the terms and conditions hereof, the portion of the risks under the annuities described in Schedule A attached hereto.

2.     COVERAGES AND EXCLUSIONS.

       A. Only the flexible premium deferred annuities described in Schedule A are reinsured under this Agreement.

       B.   Riders are not reinsured under this Agreement.

3. PLAN OF REINSURANCE. This indemnity reinsurance is a combination of coinsurance and modified coinsurance. The Ceding Company will retain, control and own all assets held in relation to the Modified Coinsurance Reserve.

4. EXPENSES. The Reinsurer will bear no part of the expenses incurred in connection with the annuities reinsured hereunder, except as otherwise provided herein.

5. ANNUITY CHANGES. The Ceding Company must provide written notification to the Reinsurer of any change which affects the original terms or conditions of any annuity reinsured hereunder not later than fifteen (15) days after the change takes effect. The Reinsurer will provide written notification to the Ceding Company as to the Reinsurer's acceptance or rejection of the change within fifteen (15) days after receipt of notice of the change. If the Reinsurer accepts any such change, the Reinsurer will (a) assume that portion of any increase in the Ceding Company's liability, resulting from the change, which corresponds to the portion of the annuities reinsured hereunder, and (b) receive credit for that portion of any decrease in the Ceding Company's liability, resulting from the change, which corresponds to the portion of the annuities reinsured hereunder. If the Reinsurer rejects any such change, the Reinsurer's liability under this Agreement will be determined as if no such change had occurred.

6. NO EXTRACONTRACTUAL DAMAGES. The Reinsurer does not indemnify the Ceding Company for, and will not be liable for, any extracontractual damages or extracontractual liability resulting from fraud, oppression, bad faith, strict liability, or negligent, reckless or intentional wrongs on the part of the Ceding Company or its directors, officers, employees and agents. The following types of damages are examples of damages that would be excluded from this Agreement for the conduct described above: actual damages, damages for emotional distress, and punitive or exemplary damages.

7. ANNUITY ADMINISTRATION. The Ceding Company will administer the annuities reinsured hereunder and will perform all accounting for such annuities; provided, however, that the Reinsurer reserves the right to participate in claims administration.

8. INSPECTION. At any reasonable time, the Reinsurer and/or its representative may inspect, during normal business hours, at the principal office of the Ceding Company, the original papers and any and all other books or documents relating to or affecting reinsurance under this Agreement. The Reinsurer or its representative will not use any information obtained through any inspection pursuant to this Paragraph for any purpose not relating to reinsurance hereunder. The Ceding Company will furnish the Reinsurer and/or its representative with copies of any underwriting information pertaining to any annuity reinsured under this Agreement.

9. TAXES AND ASSESSMENTS. The allowance for any premium taxes, state guarantee fund assessments or special assessments paid in connection with the annuities reinsured hereunder is included in the Allowance described in Article III. The Reinsurer will not reimburse the Ceding Company for any other taxes or assessments paid by the Ceding Company in connection with the annuities reinsured hereunder.

10. PROXY TAX REIMBURSEMENT. Pursuant to Internal Revenue Code Section 848 as added by the Revenue Reconciliation Act of 1990 ("IRC Section 848"), insurance companies are required to capitalize and amortize specified annuity acquisition expenses. The amount capitalized is determined by proxy based on a percentage of net premiums. At the Reinsurer's request, the Ceding Company will reimburse the Reinsurer for any positive timing cost to the Reinsurer which results from the application of IRC Section 848 to the annuities reinsured hereunder and which the Reinsurer considers material. At the Ceding Company's request, the Reinsurer will reimburse the Ceding Company for the absolute value of any negative timing cost to the Ceding Company which results from the application of IRC Section 848 to the annuities reinsured hereunder and which the Ceding Company considers material. The Reinsurer and the Ceding Company agree, however, that any timing cost which would result from the Regulations published December 29, 1992 pursuant to IRC Section 848 would not be material and thus not subject to reimbursement hereunder.

11. ELECTION TO DETERMINE SPECIFIED ANNUITY ACQUISITION EXPENSES. The Ceding Company and the Reinsurer agree that the party with net positive consideration under this Agreement will capitalize specified annuity acquisition expenses with respect to annuities reinsured under this Agreement without regard to the general deductions limitation of IRC
       Section 848(c)(1). The Ceding Company and the Reinsurer will exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency. The Ceding Company will submit a schedule to the Reinsurer by May 1 of each year showing its calculation of the net consideration for the preceding taxable year. The Reinsurer may contest the calculation in writing within thirty (30) days of receipt of the Ceding Company's schedule. Any differences will be resolved between the parties so that consistent amounts are reported on the respective tax returns for the preceding taxable year. This election to capitalize specified annuity acquisition expense without regard to the general deductions limitation is effective for the taxable year beginning January 1, 2000 and all subsequent taxable years during which this Agreement remains in effect.

12. CONDITION. The reinsurance hereunder is subject to the same limitations and conditions specified in the annuities issued by the Ceding Company which are reinsured hereunder, except as otherwise provided in this Agreement.

13. MISUNDERSTANDINGS AND OVERSIGHTS. If any failure to pay amounts due or to perform any other act required by this Agreement is unintentional and caused by misunderstanding or oversight, the Ceding Company and the Reinsurer will adjust the situation to what it would have been had the misunderstanding or oversight not occurred.

14. ADJUSTMENTS. If the Ceding Company's liability under any of the annuities reinsured hereunder is changed because of a misstatement of age, sex or any other material fact, the Reinsurer will (a) assume that portion of any increase in the Ceding Company's liability, resulting from the change, which corresponds to the portion of the annuities reinsured hereunder, and (b) receive credit for that portion of any decrease in the Ceding Company's liability, resulting from the change, which corresponds to the portion of the annuities reinsured hereunder.

15. REINSTATEMENTS. If an annuity reinsured hereunder lapses, is surrendered or annuitized and is subsequently reinstated while this Agreement is in force, the reinsurance for such annuity will be reinstated automatically. The Ceding Company will pay the Reinsurer the Reinsurer's proportionate share of all amounts received by the Ceding Company in connection with the reinstatement of the annuity, plus any amounts previously refunded to the Ceding Company by the Reinsurer in connection with the lapse of the annuity.

16. ASSIGNMENT. Neither the Ceding Company nor the Reinsurer may assign any of its rights, duties or obligations under this Agreement without the prior written consent of the other party. Any assignment attempted by the Ceding Company or the Reinsurer, or their statutory successors, without the prior written consent of the other party shall be considered null and void leaving the party attempting the assignment liable to the other party for performance under this Agreement. Notwithstanding the preceding, the Reinsurer reserves the right to assign and novate the Reinsurer's rights, duties and interests under this Agreement to Manulife Reinsurance Limited beginning in calendar year 2001. The Ceding Company will consent to such assignment and novation.

17. AMENDMENTS. This Agreement may be amended only by written agreement of the parties. Any change or modification to this Agreement shall be null and void unless made by amendment to this Agreement and signed by both parties.

18. ENTIRE AGREEMENT. The terms expressed herein constitute the entire agreement between the parties with respect to the annuities reinsured hereunder. There are no understandings between the parties with respect to the annuities reinsured hereunder other than as expressed in this Agreement.

19. CURRENT PRACTICES. The Ceding Company will not materially change, alter or otherwise compromise its underwriting, claims paying or administrative practices with respect to the annuities reinsured hereunder without prior written consent of the Reinsurer.

20. GOVERNING LAW. This Agreement will be governed, construed and enforced in accordance with the laws of Rhode Island, without giving effect to the choice of law provisions.

21. NON-WAIVER OF RIGHTS. No forbearance on the part of either party to insist upon compliance by the other party with the terms of this Agreement shall be construed as, or constitute a waiver of, any of the terms of this Agreement.

22. INVALIDITY AND SEVERABILITY. In the event that any provision or term of this Agreement shall be held to be illegal or unenforceable, all of the other terms and provisions shall remain in full force and effect, except if the provision or term held to be illegal or unenforceable is also held to be a material part of this Agreement such that the party in whose favor the material term or provision was stipulated herein would not have entered into this Agreement without such term or provision, then the party in whose favor the material term or provision was stipulated shall have the right, upon such holding, to terminate this Agreement.

                                   ARTICLE II
                              REINSURANCE PREMIUMS

REINSURANCE PREMIUMS. The Ceding Company will pay the Reinsurer Reinsurance Premiums on all annuities in effect under this Agreement in an amount equal to that portion of the gross premiums collected during the Accounting Period, as defined in Article VIII, Paragraph 1, by the Ceding Company which corresponds to the portion of the annuities reinsured hereunder. The term "Net Reinsurance Premiums," as used in this Agreement, means the sum of: (a) the Reinsurance Premiums, as defined above, plus (b) any proceeds collected by the Reinsurer under other agreements with respect to the annuities reinsured hereunder, excluding any retrocession agreements entered into on a coinsurance and modified coinsurance basis. The Reinsurance Premiums paid to the Reinsurer by the Ceding Company will be remitted to the Reinsurer at the end of the Accounting Period during which the gross premiums were collected by the Ceding Company and the Reinsurer will treat any such Reinsurance Premiums as paid premium for annual statement purposes regardless of the mode of collection by the Ceding Company on the annuities reinsured hereunder.

                                   ARTICLE III
                                    ALLOWANCE

COMMISSION AND EXPENSE ALLOWANCE. The Reinsurer will pay the Ceding Company a Commission and Expense Allowance at the end of each Accounting Period equal to
 .05625 percent times the portion of the annuity value as of the end of the Accounting Period which corresponds to the portion of the annuities reinsured hereunder and described in Schedule A.

                                   ARTICLE IV
                                BENEFIT PAYMENTS

1. BENEFIT PAYMENTS. Benefit Payments, as referred to in this Agreement, means the sum of (i) Claims as described in Paragraph 2 below and (ii) Cash Surrender Values as described in Paragraph 3 below. No liability will arise under this Agreement for the Reinsurer to reimburse Benefit Payments which are not determined in accordance with the terms of the annuities reinsured hereunder.

2. CLAIMS. The Reinsurer will reimburse the Ceding Company for that portion of the Claims paid by the Ceding Company in accordance with the terms of the annuities reinsured hereunder which corresponds to the portion of the annuities reinsured hereunder.

3. CASH SURRENDER VALUES. The Reinsurer will reimburse the Ceding Company for that portion of the partial and full Cash Surrender Values paid by the Ceding Company in accordance with the terms of the annuities reinsured hereunder which corresponds to the portion of the annuities reinsured hereunder.

4. NOTICE. The Ceding Company will notify the Reinsurer promptly after receipt of any information regarding Claims on annuities reinsured hereunder. The reinsurance claim and copies of notification, claim papers, and proofs will be furnished to the Reinsurer upon request.

5. LIABILITY AND PAYMENT. The Reinsurer will accept the decision of the Ceding Company with respect to payment of a Claim on an annuity reinsured hereunder. The Reinsurer will pay its proportionate share of Claims in a lump sum to the Ceding Company without regard to the form of settlement by the Ceding Company.

6. CONTESTED CLAIMS. The Ceding Company will advise the Reinsurer of its intention to contest, compromise or litigate any Claims involving annuities reinsured hereunder. The Reinsurer may pay its share of the expense of such contests, in addition to its share of Claims, or it may choose not to participate. If the

       Reinsurer chooses not to participate, it will discharge its liability by payment to the Ceding Company of the full amount of its liability on the annuity reinsured.

7.     ANNUITY PAYMENTS.

       A. The Reinsurer will be liable, on a coinsurance basis, for its portion of annuity payments made on any annuity reinsured hereunder if the annuity payments are based on the terms guaranteed in the annuity at the time of issue of the annuity.

       B. The Reinsurer will not be liable for the reinsurance of any annuity annuitizing at terms more favorable than those guaranteed at the time of issue of such annuity. In the event that the Ceding Company allows annuitization at terms more favorable than those guaranteed in the annuity at the time of issue of such annuity, such annuity will be considered surrendered and the Reinsurer will pay the Ceding Company that portion of the annuity value applied to the annuitization which corresponds to the portion of the annuities reinsured hereunder. No further obligation or liability will exist for the Reinsurer for such annuitized annuities.

                                    ARTICLE V

                               RESERVE ADJUSTMENTS

1.     MODIFIED COINSURANCE RESERVE ADJUSTMENT.

       A. The Modified Coinsurance Reserve Adjustment will be computed each Accounting Period equal to (i) minus (ii) minus (iii), where:

            (i) equals the Modified Coinsurance Reserve, as defined in Paragraph 2 below, at the end of the current Accounting Period on the annuities reinsured hereunder;

            (ii) equals the Modified Coinsurance Reserve, as defined in Paragraph 2 below, at the beginning of the current Accounting Period, on the annuities reinsured hereunder; and

            (iii) equals the Modified Coinsurance Reserve Investment Credit, as
                  described in Schedule C.

            In the Accounting Period in which termination of this Agreement occurs, the reference in (i) above to "the end of the current Accounting Period" refers to the terminal accounting date as described in Article X, Paragraph 2.

       B. For any Accounting Period in which the amount computed in A. above is positive, the Reinsurer will pay the Ceding Company such amount. For any Accounting Period in which the amount computed in A. above is negative, the Ceding Company will pay the Reinsurer the absolute value of such amount.

2. MODIFIED COINSURANCE RESERVE. The Modified Coinsurance Reserve is equal to (i) minus (ii), where:

            (i) equals the Gross Statutory Reserve, as defined in Paragraph 4 below; and

            (ii) equals the Coinsurance Reserve, as defined in Paragraph 3 below.

3. COINSURANCE RESERVE. The Coinsurance Reserve is equal to (i) minus (ii), but not less than zero, where:

            (i) equals the Gross Statutory Reserve, as defined in Paragraph 4 below; and

            (ii) equals the Net Statutory Reserve, as defined in Paragraph 5 below.

       The Reinsurer will establish a liability in an amount equal to the Coinsurance Reserve.

4. GROSS STATUTORY RESERVE. The term "Gross Statutory Reserve," as used in this Agreement, means the statutory reserve on the portion of the annuities reinsured hereunder as calculated by the Ceding Company under its applicable State law.

5. NET STATUTORY RESERVE. The term "Net Statutory Reserve," as used in this Agreement, means the reserve as calculated according to the methods described in Section 807 of the Internal Revenue Code of 1986 on the portion of the annuities reinsured hereunder.

6. RESERVE STRENGTHENING. Any increase in reserves resulting from a reserve strengthening with respect to the annuities reinsured hereunder will be paid by the Ceding Company to the Reinsurer at the end of the Accounting Period during which the reserve strengthening occurs. This Paragraph applies to strengthening of statutory reserves, required or voluntary increased contributions to any special valuation reserve(s), and changes in the methodology for the determination of any special valuation reserves(s).

                                   ARTICLE VI

                             EXPENSE AND RISK CHARGE

EXPENSE AND RISK CHARGE. The Expense and Risk Charge for each Accounting Period payable to the Reinsurer by the Ceding Company, will be equal to the sum of (i) plus (ii) plus (iii) plus (iv), where:

       (i) equals .0125 percent times the Segregated Asset Portfolio, as described in Schedule D, as of the end of the current Accounting Period;

       (ii) for the Accounting Period ending December 31, 2000 only, equals 1.3 percent times the Coinsurance Reserve, determined in accordance with Article V, Paragraph 3, as of the end of the current Accounting Period;

       (iii) for the Accounting Periods ending March 31, 2001 and thereafter, equals .325 percent times the net of (a) minus (b), but not less than zero, where:

             (a)  equals the Coinsurance Reserve, determined in accordance with
                  Article V, Paragraph 3, at the end of the current Accounting Period; and

             (b) equals the Experience Refund Account, determined in accordance with Article VII, Paragraph 3, at the end of the current Accounting Period, before deduction of item (iii)(d) of
                  Article VII, Paragraph 3; and

       (iv) equals .325 percent times the amount of the Memorandum Account, determined in accordance with Article VIII, Paragraph 9, at the end of the preceding Accounting Period, with accrued interest thereon.

       Notwithstanding the preceding, in no event will item (iii), as described above, be less than $20,000 for any Accounting Period.

                                   ARTICLE VII

                                EXPERIENCE REFUND

1. GENERAL. An Experience Refund will be paid by the Reinsurer to the Ceding Company at the end of each Accounting Period with respect to the reinsurance hereunder, if the operation of the Experience Refund formula detailed in Paragraph 2 below produces a positive amount for that Accounting Period. If the operation of the Experience Refund formula produces a negative amount for the current Accounting Period, then the Experience Refund is set equal to zero and the negative amount will be carried forward and included in the Memorandum Account calculation as described in Article VIII, Paragraph 9, and will be offset against any future positive Experience Refunds in accordance with item (ii)(e) of the formula detailed in Paragraph 2 below. No Experience Refund will be paid by the Reinsurer to the Ceding Company after January 1, 2005.

2. FORMULA. With respect to each Accounting Period, the Experience Refund will be equal to (i) minus (ii), where:

       (i)   equals the sum of:

             (a)  the Net Reinsurance Premiums determined in accordance with
                  Article II, plus

             (b) the Experience Refund Account, determined in accordance with Paragraph 3 below, at the beginning of the current Accounting Period; and

       (ii)  equals the sum of:

             (a)  Benefit Payments as described in Article IV, plus

             (b) the Commission and Expense Allowance determined in accordance with Article III, plus

             (c) the Modified Coinsurance Reserve Adjustment determined in accordance with Article V, Paragraph 1, plus

             (d)  the Expense and Risk Charge determined in accordance with
                  Article VI, plus

             (e) the balance of the Memorandum Account, as described in Article VIII, Paragraph 9, at the end of the preceding Accounting Period, with accrued interest thereon, plus

             (f) the Experience Refund Account, determined in accordance with Paragraph 3 below, at the end of the current Accounting Period.

3. EXPERIENCE REFUND ACCOUNT. For the Accounting Periods beginning January 1, 2000 through December 31, 2001 only, the Experience Refund Account at the end of each Accounting Period will equal zero. For the Accounting Periods beginning January 1, 2002 and thereafter, the Experience Refund Account at the end of each Accounting Period will be equal to (i) plus
       (ii) minus (iii), but not to exceed (iv) and not less than zero, where:

       (i) equals the Experience Refund Account at the beginning of the current Accounting Period;

       (ii)  equals the Net Reinsurance Premiums determined in accordance with
             Article II;

       (iii) equals the sum of:

             (a)  Benefit Payments as described in Article IV, plus

             (b) the Commission and Expense Allowance determined in accordance with Article III, plus

             (c) the Modified Coinsurance Reserve Adjustment determined in accordance with Article V, Paragraph 1, plus

             (d)  the Expense and Risk Charge determined in accordance with
                  Article VI, plus

             (e) the balance of the Memorandum Account, as described in Article VIII, Paragraph 9, at the end of the preceding Accounting Period, with accrued interest thereon; and

       (iv)  equals the lesser of:

             (a) 3 percent times the portion of the annuity value, outstanding on the policies reinsured hereunder as of the end of the current Accounting Period, which corresponds to the portion of the policies reinsured hereunder; and

             (b) the Coinsurance Reserve, determined in accordance with Article V, Paragraph 3, as of the end of the current Accounting Period.

                                  ARTICLE VIII

                           ACCOUNTING AND SETTLEMENTS

1. QUARTERLY ACCOUNTING PERIOD. Each Accounting Period under this Agreement will be a calendar quarter, except that: (a) the initial Accounting Period runs from the Effective Date of this Agreement through the last day of the calendar quarter during which the Effective Date of this Agreement falls, and (b) the final Accounting Period runs from the end of the preceding Accounting Period until the terminal accounting date of this Agreement as described in Article X, Paragraph 2. However, the Reinsurer reserves the right to adjust all accounting and settlements to a calendar year-to-date basis.

2. QUARTERLY ACCOUNTING REPORTS. Quarterly accounting reports in the form of Schedule B will be submitted to the Reinsurer by the Ceding Company for each Accounting Period not later than fifteen (15) days after the end of each Accounting Period. Such reports will include information on the amount of Reinsurance Premiums, Commission and Expense Allowance, Benefit Payments, Experience Refund, Experience Refund Account, Expense and Risk Charge, Memorandum Account, Modified Coinsurance Reserve, Modified Coinsurance Reserve Investment Credit, Coinsurance Reserve, Gross Statutory Reserve, Net Statutory Reserve, Segregated Asset Portfolio, Amount Withheld by Ceding Company and either a detailed listing of the Segregated Asset Portfolio or a summarized report demonstrating compliance with the Investment Policy described in Schedule E.

3.     QUARTERLY SETTLEMENTS.

       A. The Ceding Company will withhold on behalf of the Reinsurer an amount equal to the Experience Refund Account determined in accordance with Article VII, Paragraph 3 (herein referred to as the "Amount Withheld by Ceding Company"). The Amount Withheld by Ceding Company will be credited to the Reinsurer and will be considered as an amount held on behalf of the Reinsurer. The Reinsurer will consider such amount as a receivable and subject to future adjustments as provided below. Within fifteen (15) days after the end of each Accounting Period, the Ceding Company will adjust the Amount Withheld by Ceding Company, as described above, by an amount calculated as follows:

            (i)   the Experience Refund Account, determined in accordance with
                  Article VII, Paragraph 3, at the end of the current Accounting Period, less

            (ii)  the Experience Refund Account, determined in accordance with
                  Article VII, Paragraph 3, at the beginning of the current Accounting Period.

       If the amount calculated above is positive, then the Amount Withheld by Ceding Company will be increased by such amount. If the amount calculated above is negative, then the Amount Withheld by Ceding Company will be decreased by such amount.


       B. Within fifteen (15) days after the end of each Accounting Period, the Ceding Company will pay the Reinsurer the sum of:

            (i) the Reinsurance Premiums determined in accordance with Article II, plus

            (ii) any Modified Coinsurance Reserve Adjustment payable to the Reinsurer determined in accordance with Article V, Paragraph 1, plus

            (iii) the amount of any reduction in the Amount Withheld by Ceding
                  Company, as described in A. above.

       C. Simultaneously, the Reinsurer will pay the Ceding Company the sum of:

            (i) the amount of Benefit Payments, as described in Article IV, plus

            (ii) the Commission and Expense Allowance determined in accordance with Article III, plus

            (iii) any Modified Coinsurance Reserve Adjustment payable to the
                  Ceding Company determined in accordance with Article V, Paragraph 1, plus

            (iv) any Experience Refund determined in accordance with Article VII, plus

            (v) the amount of any increase in the Amount Withheld by Ceding Company, as described in A. above.

4. AMOUNTS DUE QUARTERLY. Except as otherwise specifically provided in this Agreement, all amounts due to be paid to either the Ceding Company or the Reinsurer under this Agreement will be determined on a net basis at the end of each Accounting Period and will be due and payable within fifteen
       (15) days after the end of the Accounting Period.

5. ANNUAL ACCOUNTING REPORTS. The Ceding Company will provide the Reinsurer with annual accounting reports within thirty (30) days after the end of the calendar year for which such reports are prepared. These reports will contain sufficient information about the annuities reinsured hereunder to enable the Reinsurer to prepare its annual financial reports and to verify information reported in Schedule C, and will include Exhibit 8 by reserve basis, Page 7, Page 26 and Schedule S of the NAIC Convention Blank.

6. ESTIMATIONS. If the amounts, as described in Paragraph 3 above, cannot be determined by the dates described in Paragraph 4 above, on an exact basis, such payments will be paid in accordance with a mutually agreed upon formula which will approximate the actual payments. Adjustments will then be made to reflect actual amounts when they become available.

7. DELAYED PAYMENTS. For purposes of Paragraph 4 above, if there is a delayed settlement of a payment due, there will be an interest penalty, at the Memorandum Account Rate described in Paragraph 10 below for the period that the amount is overdue. For purposes of this Paragraph, a payment will be considered overdue thirty (30) days after the date such payment is due.

8. OFFSET OF PAYMENTS. All monies due either the Ceding Company or the Reinsurer under this Agreement or any other agreements will be offset against each other, dollar for dollar, regardless of any insolvency of either party. The intent being that offsets of mutual debits and mutual credits will be allowed whether characterized as recoupment, setoff or otherwise, so as to allow the reinsurance transactions contemplated by the parties to be viewed as a whole; and in all cases, it is agreed that the application of this provision shall not be deemed to constitute a `diminution' in the event of an insolvency of either party. It is further agreed that the books and records of the Reinsurer shall be deemed, conclusively, to be correct as to the calculation of any offset amount, however characterized, and that such calculation shall be binding on the parties hereto and any statutory successor, whether this Agreement is terminated or is continuing. However, in the event of an insolvency, offsets will be allowed in accordance with the statutory, common and case laws of the state taking jurisdiction over the insolvency as such laws exist as of the Effective Date of this Agreement.

9. MEMORANDUM ACCOUNT. Should the settlement formula described in Paragraph 3 above, produce an amount due the Ceding Company, the Reinsurer will pay such amount in cash or its equivalent within fifteen (15) days after the quarterly accounting report is received by the Reinsurer. The Reinsurer will establish a "Memorandum Account" in which such amounts paid to the Ceding Company and all future such payments will accrue with interest at the Memorandum Account Rate described in Paragraph 10 below. The balance of the Memorandum Account at the beginning of any Accounting Period will equal the absolute value of any negative Experience Refund determined in accordance with Article VII, Paragraph 2, for the preceding Accounting Period. These losses, and accrued interest thereon, will be carried forward to subsequent Accounting Periods and will be a deduction item in the calculation of future Experience Refunds in accordance with Article VII, Paragraph 2, item (ii)(e).

10. MEMORANDUM ACCOUNT RATE. The Memorandum Account Rate at the end of each Accounting Period will be equal to 75 basis points plus the quantity (i) divided by (ii), where:

       (i) equals the sum of the one month London Interbank Offered Rates (LIBOR) as published by THE WALL STREET JOURNAL as of the last business day of each calendar month ending during the current Accounting Period, divided by the number of calendar months ending during the current Accounting Period; and

       (ii) equals four.

                                   ARTICLE IX

                             DURATION AND RECAPTURE

1. DURATION. Except as otherwise provided herein, this Agreement will be unlimited in duration.

2. REINSURER'S LIABILITY. The liability of the Reinsurer with respect to any annuity reinsured hereunder will begin simultaneously with that of the Ceding Company, but not prior to the Effective Date of this Agreement. The Reinsurer's liability with respect to any annuity reinsured hereunder will terminate on the earliest of: (i) the date such annuity is recaptured; (ii) the date the Ceding Company's liability on such annuity is terminated; or (iii) the date this Agreement is terminated. Termination of the Reinsurer's liability is subject to payments in respect of such liability in accordance with the provisions of Article X of this Agreement. In no event should the interpretation of this Paragraph imply a unilateral right of the Reinsurer to terminate this Agreement.

       However, the Reinsurer and/or the Ceding Company may, upon thirty (30) days prior written notice to the other party, terminate this Agreement as to annuities not yet written by the Ceding Company as of the effective date of such termination.

3. TERMINATION FOR NONPAYMENT OF REINSURANCE PREMIUMS OR OTHER AMOUNTS DUE. If the Ceding Company fails to pay the Reinsurance Premiums or any other amounts due to the Reinsurer pursuant to this Agreement, within sixty
       (60) days after the end of any Accounting Period, the Reinsurer may terminate this Agreement, subject to thirty (30) days prior written notice to the Ceding Company.

4. RECAPTURE. Annuities reinsured hereunder will be eligible for recapture, at the option of the Ceding Company, on any January 2, following the fifth anniversary of the Effective Date of this Agreement, subject to one hundred twenty (120) days prior written notice, or on any other date which is mutually agreed to in writing. If the Ceding Company opts to recapture, then the Ceding Company must recapture all of the annuities reinsured hereunder. In no event may the Ceding Company recapture anything other than 100 percent of all annuities reinsured hereunder.

5. INTERNAL REPLACEMENTS. Should the Ceding Company, its affiliates, successors or assigns, initiate a program of Internal Replacement that would include any of the annuities reinsured hereunder, the Ceding Company will immediately notify the Reinsurer. For purposes of this Agreement, such annuities will be treated as recaptured rather than surrendered, and such recapture will apply to all annuities reinsured hereunder. For purposes of this Agreement, the term "Internal Replacement" will mean any instance in which an annuity or any portion of the cash value of an annuity is exchanged for another policy or annuity, not covered under this Agreement, which is written by the Ceding Company, its affiliates, successors, assigns or venture partners.

                                    ARTICLE X

                       TERMINAL ACCOUNTING AND SETTLEMENT

1. TERMINAL ACCOUNTING. In the event that this Agreement is terminated in accordance with Article IX, Paragraph 3, or all of the reinsurance under this Agreement is recaptured in accordance with Article IX, Paragraph 4 or Paragraph 5, a Terminal Accounting and Settlement will take place.

2. DATE. The terminal accounting date will be the earliest of: (1) the effective date of recapture pursuant to any notice of recapture given under this Agreement, (2) the effective date of termination pursuant to any notice of termination given under this Agreement, or (3) any other date mutually agreed to in writing.

3.     SETTLEMENT. The Terminal Accounting and Settlement will consist of:

       (a) the quarterly settlement as provided in Article VIII, Paragraph 3, computed as of the terminal accounting date;

       (b) payment by the Ceding Company to the Reinsurer of an amount equal to the Modified Coinsurance Reserve on the annuities reinsured hereunder as of the terminal accounting date;

       (c) payment by the Reinsurer to the Ceding Company of a Terminal Reserve Adjustment equal to the Modified Coinsurance Reserve on the annuities reinsured hereunder as of the terminal accounting date;

       (d) payment by the Ceding Company to the Reinsurer of any Memorandum Account as described in Article VIII, Paragraph 9, as of the terminal accounting date;

       (e) payment by the Reinsurer to the Ceding Company of any Experience Refund Account determined in accordance with Article VII, Paragraph 3, as of the terminal accounting date; and

       (f) payment by the Ceding Company to the Reinsurer of any Amount Withheld by Ceding Company, as described in Article VIII, Paragraph 3A., on the policies reinsured hereunder as of the terminal accounting date.

       If the calculation of the Terminal Accounting and Settlement produces an amount owing to the Ceding Company, such amount will be paid by the Reinsurer to the Ceding Company. If the calculation of the

       Terminal Accounting and Settlement produces an amount owing to the Reinsurer, such amount will be paid by the Ceding Company to the Reinsurer.

4. SUPPLEMENTARY ACCOUNTING AND SETTLEMENT. In the event that, subsequent to the Terminal Accounting and Settlement as provided above, a change is made with respect to any amounts due, a supplementary accounting will take place pursuant to Paragraph 3 above. Any amount owed to the Ceding Company or to the Reinsurer by reason of such supplementary accounting will be paid promptly upon the completion thereof.

                                   ARTICLE XI

                                 REPRESENTATIONS

REPRESENTATIONS. The Ceding Company acknowledges that, at the Reinsurer's request, it has provided the Reinsurer with the Ceding Company Data described in Schedule F prior to the execution of this Agreement by the Reinsurer. The Ceding Company represents that all material factual information contained in the Ceding Company Data is complete and accurate as of the date the document containing the information was prepared. The Ceding Company further represents that any assumptions made in preparing the Ceding Company Data were based upon informed judgment and are consistent with sound actuarial principles. The Ceding Company further represents that it is not aware of any omissions, errors, changes or discrepancies which would materially affect the Ceding Company Data. The Reinsurer has relied on such data and the foregoing representations in entering into this Agreement.

                                   ARTICLE XII

                                   ARBITRATION

1. GENERAL. All disputes and differences between the Ceding Company and the Reinsurer on which an agreement cannot be reached will be decided by arbitration. The arbitrators will construe this Agreement from the standpoint of practical business and equitable principles and the customs and practices of the insurance and reinsurance business, rather than from the standpoint of strict law. Moreover, the arbitrators shall be released from judicial formalities and shall not be bound by strict rules of procedure and evidence. The parties intend that the arbitrators will make their decision with a view to effecting the intent of this Agreement.

2. METHOD. Three arbitrators will decide any differences. They must be impartial and present or former officers of life insurance companies other than the parties to this Agreement or any company owned by, or affiliated with, either party. One of the arbitrators will be appointed by the Reinsurer, another by the Ceding Company, and the two arbitrators thus appointed will select a third arbitrator before arbitration begins. Should one of the parties decline to select an arbitrator within thirty
       (30) days after the date of a written request to do so, or should the two arbitrators selected by the parties not be able to agree upon the choice of a third, the appointment(s) will be left to the President of the American Arbitration Association or its successor. The arbitrators will decide by a majority of votes and their decision will be final and binding upon the parties. The arbitrators will hand down their decision within forty-five (45) days of the close of the arbitration proceedings. The costs of arbitration, including the fees of the arbitrators, will be shared equally by the parties unless the arbitrators decide otherwise. Any counsel fees incurred by a party in the conduct of arbitration will be paid by the party incurring the fees.

                                  ARTICLE XIII

                                   INSOLVENCY

INSOLVENCY. In the event of the Ceding Company's insolvency, any payments due the Ceding Company from the Reinsurer pursuant to the terms of this Agreement will be made directly to the Ceding Company or its conservator, liquidator, receiver or statutory successor. The reinsurance will be payable by the Reinsurer on the basis of the liability of the Ceding Company under the annuities reinsured without diminution because of the insolvency of the Ceding Company. The conservator, liquidator, receiver or statutory successor of the Ceding Company will give the Reinsurer written notice of the pendency of a claim against the Ceding Company on any annuity reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of any such claim, the Reinsurer may investigate such claim and interpose in the Ceding Company's name (or in the name of the Ceding Company's conservator, liquidator, receiver or statutory successor), in the proceeding where such claim is to be adjudicated, any defense or defenses which the Reinsurer may deem available to the Ceding Company or its conservator, liquidator, receiver or statutory successor. The expense thus incurred by the Reinsurer will be chargeable, subject to court approval, against the Ceding Company as a part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer.

                                   ARTICLE XIV

                                  INTERMEDIARY

INTERMEDIARY. The Reinsurer and the Ceding Company acknowledge the Reinsurer's appointment of RGA Financial Group, L.L.C. (hereinafter referred to as "FG") as the designated reinsurance manager with respect to this Agreement and the business reinsured hereunder. The Reinsurer hereby directs the Ceding Company to submit all notices and reports required to be sent to the Reinsurer under this Agreement and remit all amounts due the Reinsurer under this Agreement directly to FG as the designated reinsurance manager of the Reinsurer. The Ceding Company acknowledges the Reinsurer's request and agrees to forward all notices, reports and remittances required to be sent to the Reinsurer under this Agreement directly to FG. FG shall receive all notices, reports and remittances on behalf of the Reinsurer and receipt of such notices, reports and remittances by FG shall be deemed to be receipt by the Reinsurer.

The Reinsurer and the Ceding Company individually acknowledge that FG has furnished each with evidence of its Delaware, Missouri and Michigan Reinsurance Intermediary Manager's licenses.

                                   ARTICLE XV

                          EXECUTION AND EFFECTIVE DATE

In witness of the above, this Agreement is executed in duplicate on the dates indicated below with an Effective Date of January 1, 2000.



                                           KEYPORT LIFE INSURANCE COMPANY
                                           ("Ceding Company")
ATTEST:


By:                                       By:
    ---------------------------------         ---------------------------------


Title:                                    Title:
      -------------------------------            ------------------------------


Date:                                     Date:
      -------------------------------           -------------------------------


                                          RGA REINSURANCE COMPANY
                                          ("Reinsurer")

ATTEST:


By:                                       By:
    ---------------------------------         ---------------------------------


Title:                                    Title:
      -------------------------------            ------------------------------


Date:                                     Date:
      -------------------------------           -------------------------------

                                   SCHEDULE A

                          ANNUITIES AND RISKS REINSURED

ANNUITIES AND RISKS REINSURED. On the Effective Date of this Agreement, the Reinsurer reinsures an 90 percent quota share of the Ceding Company's net liability on those Galaxy 5 and Focus 5 flexible premium deferred annuities issued by the Ceding Company during the period January 1, 2000 through December 31, 2000.

"Net liability," as used in this Agreement, means the Ceding Company's liability on annuities reinsured hereunder, net of other reinsurance.

                                   SCHEDULE B

                  QUARTERLY REPORT OF ACTIVITY AND SETTLEMENTS

                        FROM CEDING COMPANY TO REINSURER

                         Reporting Quarter: ___________
                          Calendar Year: ______________
                         Date Report Completed: _______

1.     Reinsurance Premiums (Article II)                                                                ________

2.     Net Reinsurance Premiums (Article II)                                                            ________

3.     Benefit Payments (Article IV)
       a.  Claims                                                                      _________
       b.  Cash Surrender Values                                                       _________
       Benefit Payments = a + b                                                                         ________

4.     Modified Coinsurance Reserve Adjustment (Article V, Paragraph 1)
       a.  Modified Coinsurance Reserve beginning of
             current Accounting Period                                                 _________
       b.  Modified Coinsurance Reserve end of
             current Accounting Period                                                 _________
       c.  Equals b - a                                                                _________
       d.  Modified Coinsurance Reserve Investment
            Credit (Schedule C)                                                        _________
       Modified Coinsurance Reserve Adjustment = c - d                                                  ________

5.     Memorandum Account (Article VIII, Paragraph 9)                                                   ________

6.     Expense and Risk Charge (Article VI)                                                             ________

7.     Commission and Expense Allowance (Article III)                                                   ________

8.     Experience Refund = 2 - 3 - 4 - 5 - 6 - 7 - 9 + beg. 9
       (If negative, see Article VII)                                                                   ________

9.     Experience Refund Account (Article VII, Paragraph 3)                                             ________

10.    Change in Amount Withheld by Ceding Company (Article VIII, Paragraph 3A.)
       a.  Experience Refund Account, end of Accounting Period
             (Article VII, Paragraph 3)                                                _________
       b.  Experience Refund Account, beginning of Accounting Period
             (Article VII, Paragraph 3)                                                _________
       Change in Amount Withheld by Ceding Company = a - b                                              ________

11.    Cash Settlement = 1 - 3 - 4 - 7 - 8 - 10                                                         ________

SUPPLEMENTAL INFORMATION

                               NUMBER                         GROSS                             NET
                                 OF                         STATUTORY      MEMORANDUM        STATUTORY
                              ANNUITIES      IN FORCE        RESERVE        ACCOUNT           RESERVE
                              ---------      --------       ---------      ----------        ---------
Beginning of Period           ________       ________       ________       __________        _________
+ Additions                   ________       ________       ________       __________        _________
- Terminations                ________       ________       ________       __________        _________
End of Period                 ________       ________       ________       __________        _________
                              ========       ========       ========       ==========        =========

                              PORTION OF          NET                                AMOUNT
                               ANNUITY        COINSURANCE      COINSURANCE         WITHHELD BY
                                VALUE           RESERVE          RESERVE         CEDING COMPANY
Beginning of Period           ________         _________        _________         _____________
+ Additions                   ________         _________        _________         _____________
- Terminations                ________         _________        _________         _____________
End of Period                 ________         _________        _________         _____________
                              ========         =========        =========         =============

                              SEGREGATED
                                 ASSET
                              PORTFOLIO
Beginning of Period           ________
+ Additions                   ________
- Terminations                ________
End of Period                 ________
                              ========

Any C-1 risk transferred from Ceding Company to Reinsurer           ____________
Any C-2 risk transferred from Ceding Company to Reinsurer           ____________
Any C-3 risk transferred from Ceding Company to Reinsurer           ____________

                                   SCHEDULE C

                 MODIFIED COINSURANCE RESERVE INVESTMENT CREDIT

MODIFIED COINSURANCE RESERVE INVESTMENT CREDIT. The Modified Coinsurance Reserve Investment Credit for any Accounting Period will be equal to (i) x [(ii) /
(iii)], where:

       (i)   equals (a) plus (b) minus (c), where:

             (a) equals the investment income and realized and unrealized capital gains and losses, calculated by the Ceding Company in accordance with Exhibit 2, Exhibit 3 and Exhibit 4 of the NAIC Annual Statement, during the current Accounting Period with respect to the Segregated Asset Portfolio, described in Schedule E;

             (b) equals the Interest Maintenance Reserve determined in accordance with Page 3, Line 11.4 of the NAIC Annual Statement, as of the beginning of the current Accounting Period with respect to the Segregated Asset Portfolio, described in Schedule D; and

             (c) equals the Interest Maintenance Reserve determined in accordance with Page 3, Line 11.4 of the NAIC Annual Statement, as of the end of the current Accounting Period with respect to the Segregated Asset Portfolio, described in Schedule D;

       (ii)  equals (a) plus (b), where:

             (a) equals the Modified Coinsurance Reserve, as defined in Article V, Paragraph 2, at the beginning of the current Accounting Period; and

             (b) equals the Interest Maintenance Reserve determined in accordance with Page 3, Line 11.4 of the NAIC Annual Statement, as of the end of the current Accounting Period with respect to the Segregated Asset Portfolio, described in Schedule D; and

       (iii) equals the Segregated Asset Portfolio, described in Schedule D, at the end of the current Accounting Period.


Item (i)(a) of the Modified Coinsurance Reserve Investment Credit formula, described above, will not be adjusted for income taxes or changes in any provision for taxes, investment management fees, or charges for administrative fees.

If the NAIC Annual Statement blank is changed or modified, such that the items described above do not appear on the pages, exhibits, columns and lines referred to above, or if they should be eliminated or combined with other amounts or if the basis set out in the Annual Statement blank for calculation of the Ceding Company's Modified Coinsurance Reserve Investment Credit should be modified so that the calculation is not consistent with the calculation of the Modified Coinsurance Reserve Investment Credit described above, then they will be determined in accordance with a method satisfactory to both parties to this Agreement.

                                   SCHEDULE D

                           SEGREGATED ASSET PORTFOLIO

SEGREGATED ASSET PORTFOLIO. The Segregated Asset Portfolio is comprised of those assets supporting the annuities described in Schedule A and will at all times equal or exceed the sum of:

       (a) the Gross Statutory Reserve, as defined in Article V, Paragraph 4, plus

       (b) the Interest Maintenance Reserve, determined in accordance with Page 3, Line 11.4 of the NAIC Annual Statement, as of the end of the current Accounting Period with respect to the Segregated Asset Portfolio, described in this Schedule D.

Namely, the Segregated Asset Portfolio of the Ceding Company shall include the RGA portfolio, and any other accounts or portfolios in which the assets related to the annuities described in Schedule A may be invested. The Ceding Company will retain, control and own all assets held in the Segregated Asset Portfolio. The Segregated Asset Portfolio will continue to be managed in accordance with the Investment Policy described in Schedule E. The investment manager, on the execution date of this Agreement, of the Segregated Asset Portfolio will be the Ceding Company. Notwithstanding the preceding, in no event may the Ceding Company change investment managers or investment policy for the Segregated Asset Portfolio without the prior written consent of the Reinsurer. The Reinsurer's consent will not be unreasonably withheld.

                                   SCHEDULE E

                                INVESTMENT POLICY

INVESTMENT POLICY. The following investment policy will be applied to the Segregated Asset Portfolio described in Schedule D. The Segregated Asset Portfolio will be comprised of the types of investments specified below and will be subject to the limitations specified below:

                                                                        MAXIMUM           MAXIMUM
                                                                       TOTAL % OF       ISSUER % OF
         TYPE                                                          PORTFOLIO         PORTFOLIO
         ----                                                          ----------       -----------
         U.S. Government Securities                                    unlimited         unlimited
         FNMA                                                              50%              15%
         FHLMC                                                             50%              15%
         Combined FNMA and FHLMC                                           50%              20%
         Other United States Government Agencies                           15%               5%
         Investment Grade Bonds                                        unlimited           2.0%
                  Below BBB                                                15%             1.0%
                  Below B                                              prohibited
         Mortgage Loans                                                     5%              1.0%
         Private Placement and Mortgage Loans                              25%              .15%
         Cash and Cash Equivalents                                   minimum of 3%
         Mortgage Related Securities
                  Agency MBS                                               50%
                  Whole-Loan MBS                                           15%
                  Commercial MBS (Pools)                                   10%
                  Commercial MBS (Single Property)                          2%
                  HELOC ABS, Manufactured Housing ABS                      10%
                  Pass-Throughs, PAC's, Sequentials                        40%
                  Subordinates                                             10%
                  TAC's, Accruals (Z Bonds), CMO Support Tranches           5%
                  IO/s/PO's                                                 1%

In no event may the total securities in the Segregated Asset Portfolio with credit quality ratings from Moody's and/or Standard and Poor's below BBB exceed 15 percent of the Segregated Asset Portfolio, nor may any single security in the Segregated Asset Portfolio with credit quality ratings from Moody's and/or Standard & Poor's below BBB, exceed 1.0 percent of the Segregated Asset Portfolio. Furthermore, in no event may any securities in the Segregated Asset Portfolio have credit quality ratings from Moody's and/or Standard and Poor's below B.

In addition, the average credit quality of the fixed income portion of the Segregated Asset Portfolio must be rated A or higher by Moody's and/or Standard and Poor's. If an individual security has been assigned different ratings by Moody's and Standard and Poor's, then the higher rating will be used in computing the average. In order to verify compliance with this requirement, the average credit quality will be calculated by assigning a numeric value to each security's rating. U.S. Government securities receive a value of 2, Agency securities receive a value of 3, Aaa and AAA securities receive a value of 4, Aa1 and AA+ securities receive a value of 5, Aa2 and AA securities receive a rating of 6, and so on. The weighted average numerical value is then calculated for the Segregated Asset Portfolio to determine the corresponding average credit quality rating. For example, an average credit quality rating of 9.4 would correspond to an A rating and an average credit quality rating of 9.6 would correspond to an A- rating.

The duration of the Segregated Asset Portfolio will be managed with due regard to the duration of the liabilities of the annuities reinsured hereunder. In no event may there exist a difference of more than two years between the duration of the Segregated Asset Portfolio and the duration of the liabilities of the annuities reinsured hereunder without approval from the Reinsurer.

Derivative instruments may be used in combination with specific securities to create synthetic assets. Portfolio guidelines will be applied to such synthetic assets. Derivative instruments may be used to explicitly manage the risk profile of the Segregated Asset Portfolio, but cannot be used to circumvent the investment policy described above. Derivative instrument counterparties must be either:

       (i) an issuer of obligations which are rated NAIC 1 by the SVO or of obligations or derivative instruments which are rated equivalently by an independent rating agency;

       (ii) a primary dealer of United States government securities as recognized by the Federal Reserve Bank of New York;

       (iii) a securities exchange registered as a national securities exchange under the Securities Exchange Act of 1934, as amended;

       (iv) a board of trade or commodities exchange designated as a contract market by the Commodity Futures Trading Commission; or

       (v) an exchange, board of trade or other similar organization which is located in, or regulated under the laws of a foreign jurisdiction, which has been rated AA or above by an independent rating agency.

Newly issued and "to be announced" securities, as well as extended settlement on purchases of permitted securities, are explicitly allowed as long as the securities involved otherwise comply with the investment policy described above.

                                   SCHEDULE F

                               CEDING COMPANY DATA


o      1999 and 1998 annual statements

o Statement of Investment Policy and Guidelines, received from Jim Greaton of the Ceding Company by Gary Seifert of RGA Financial Group, L.L.C. ("FG") on or about November 3, 2000

o Facsimile dated September 12, 2000 from Jim Greaton of the Ceding Company to Gary Seifert of FG that contained product descriptions of the Focus 5 and Galaxy 5 products

o      Policy form for the Ceding Company's Galaxy 5 product -- Form Number
       FPDA(6)/IND

o Policy Form for the Ceding Company's Focus 5 product - Form Number FPDA(6)/IND/KF5

o Policy Form for Keyport Benefit Life Insurance Company's ("Keyport Benefit Life") Focus 5/Galaxy 5 products - Form Number FPDA(6)/CERT(NY)

o Word document (REINSPEC.DOC) received via e-mail from Jim Greaton of the Ceding Company on September 27, 2000 that presents product specifications for the two products to be reinsured

o Asset allocation breakdowns for the Ceding Company and Keyport Benefit Life as of September 30, 2000

o E-mail message from Jim Greaton of the Ceding Company to Gary Seifert of FG that 1) provides information on marketing of the Focus 5 and Galaxy 5 products and 2) gives an overview of their investment strategy for the products

o TAS data files (Galaxy5.zip and Focus5.zip) forwarded to Gary Seifert of FG by Jim Greaton of the Ceding Company on October 3, 2000 illustrating the Galaxy 5 and Focus 5 products

o Annualized Lapse Rate study performed by the Ceding Company dated October 17, 2000

o Excel file (G5f5930.xls) sent to Gary Seifert of FG by Jim Greaton of the Ceding Company on October 23, 2000. This file contains premium and reserve information by product, by company, and by year of issue for business in force on September 30, 2000.

o E-mail message from Jim Greaton of the Ceding Company to Gary Seifert of FG dated October 25, 2000 that states that there is no difference between NY policies and non-NY policies for the business that is reinsured.

o Excel file (galprem.xls) sent to Gary Seifert of FG by Jim Greaton of the Ceding Company on October 30, 2000. This file contains premium by quarter by product and by company for business in force on September 30, 1999.

o Excel file (rgarates.xls) sent to Gary Seifert of FG by Jim Greaton of the Ceding Company on October 30, 2000. This file contains a crediting rate history for the products to be reinsured.

o Excel file (rgarates.xls) sent to Gary Seifert of FG by Jim Greaton of the Ceding Company on December 7, 2000. This file contains premium and reserve information by product, by company, and by year of issue for business in force on November 30, 2000.

o E-mail from Jim Greaton of the Ceding Company to Gary Seifert of FG that gives average credited rates by product, by company, and by year of issue for the products to be reinsured.

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